Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated September 21, 2015 (this “Amendment”) is entered into among Aaron’s, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders party hereto and SunTrust Bank, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank, entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 14, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of December 9, 2014 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, in connection with the proposed acquisition by the Borrower or a Domestic Subsidiary thereof of the Dent-A-Med Entities (as defined below) on or after the Second Amendment Effective Date (the “Dent-A-Med Acquisition”);

WHEREAS, the Lenders agree to such requested amendments subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    The following definitions are added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:

“DAMI Pledge Agreement” means that certain Collateral Pledge Agreement dated on or about the Second Amendment Effective Date made and executed by Progressive Finance in favor of Wells Fargo Bank, N.A.

“Dent-A-Med” means Dent-A-Med Inc., an Oklahoma corporation.

“Dent-A-Med Credit Agreement” means that certain Loan and Security Agreement dated as of May 18, 2011 by and among the Dent-A-Med Entities, as co-borrowers, the lenders party thereto and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Preferred Capital, Inc.), as agent for the lenders thereunder as in effect on the Second Amendment Effective Date.

“Dent-A-Med Entities” means Dent-A-Med, Dent-A-Med Receivables Corporation, a Delaware corporation, HC Recovery, Inc., an Oklahoma corporation and any other direct or indirect subsidiary of Dent-A-Med formed after the Second Amendment Effective Date.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors, the Lenders party hereto and the Administrative Agent.

“Second Amendment Effective Date” means September 21, 2015.

(b)    The following definitions in Section 1.1 of the Credit Agreement are amended as follows:

(i)    The definition of “Consolidated EBITDA” is amended to read as follows:

“Consolidated EBITDA” shall mean for the Borrower and its Subsidiaries (other than the Dent-A-Med Entities) for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation (excluding depreciation of rental merchandise) and amortization, (iv) all other non-cash charges, (v) closing costs, fees and expenses incurred during such period in connection with the Closing Date Acquisition and the transactions contemplated by the Transaction Documents and the Note Agreements, in each case paid during such period to Persons that are not Affiliates of the Borrower or any Subsidiary, not to exceed $15,000,000 in the aggregate, (vi) one-time fees, costs and expenses (including without limitation legal and other professional fees) in connection with (x) the retirement and severance of Ronald W. Allen and David Buck and (y) the bid by Vintage Capital Management to acquire the Borrower, and other proxy contests and shareholder proposals, including costs, expenses and fees relating to responding to, defending and settling such matters, in each case to the extent such fees, costs and expenses were incurred prior to the First Amendment Effective Date, and (vii) transaction closing costs, fees and expenses actually incurred during such period in connection with the negotiation and closing of the First Amendment to Credit Agreement, and the related amendments to the Loan Facility Agreement and the Note Agreements and the related transaction documents, in each case paid during such period to Persons that are not Affiliates of the Borrower or any Subsidiary.

(ii)    The definition of “Consolidated Interest Expense” is amended to read as follows:

“Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries (other than the Dent-A-Med Entities) for any period determined on a consolidated basis in accordance with GAAP, total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period).

(iii)    The definition of “Consolidated Lease Expense” is amended to read as follows:

“Consolidated Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries (other than the Dent-A-Med Entities) with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.
(iv)    The definition of “Consolidated Net Income” is amended to read as follows:

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries (other than the Dent-A-Med Entities) for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrower or any Subsidiary of the Borrower (other than the Dent-A-Med Entities) in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary (other than the Dent-A-Med Entities) on the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

(v)    The definition of “Consolidated Total Debt” is amended to read as follows:

“Consolidated Total Debt” shall mean, at any time, all then currently outstanding obligations, liabilities and indebtedness of the Borrower and its Subsidiaries (other than the Dent-A-Med Entities) on a consolidated basis of the types described in the definition of Indebtedness.
(vi)    The definition of “Material Domestic Subsidiary” is amended to read as follows:

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Borrower that has not already become a Subsidiary Loan Party (other than the Dent-A-Med Entities) that (a) at any time (i) accounted for five percent (5.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (ii) holds assets with an aggregate book value equal to or greater than five percent (5.0%) of the aggregate fair market value of the total assets of the Borrower and its Subsidiaries on a consolidated basis or (b) when taken together with other Domestic Subsidiaries that are not already Subsidiary Loan Parties, (x) accounted for ten percent (10.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (y) holds assets with an aggregate book value equal to or greater than ten percent (10.0%) of the aggregate fair market value of the total assets of the Borrower and its Subsidiaries on a consolidated basis. Upon the acquisition of a new Domestic Subsidiary or the merger or consolidation of any Person with or into an existing Domestic Subsidiary (or the acquisition of other assets by an existing Domestic Subsidiary), the qualification of the affected Domestic Subsidiary as a “Material Subsidiary” pursuant to the foregoing requirements of this definition shall be determined on a pro forma basis as if such Domestic Subsidiary had been acquired or such merger, consolidation or other acquisition had occurred, as applicable, at the beginning of the relevant period of four consecutive Fiscal Quarters.

(vii)    The definition of “Permitted Acquisition” is amended to read as follows:

“Permitted Acquisition” shall mean the Closing Date Acquisition, the Dent-A-Med Acquisition (as such term is defined in the Second Amendment) and any other Acquisition (whether foreign or domestic) so long as, in each case with respect to the Dent-A-Med Acquisition or any such other Acquisition, (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default is in existence, (b) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) to the extent such Acquisition is of a Person or Persons that are not organized in the United States and/or of all or substantially all of the assets of a Person located outside the United States and the aggregate EBITDA attributable to all Foreign Subsidiaries for the most recently ended twelve month period (giving pro forma effect to such Acquisition) exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, the Borrower complies with Section 5.10(b) hereof and (d) immediately after giving effect to such Acquisition, the Borrower and Subsidiaries will not be engaged in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Closing Date and businesses reasonably related thereto. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any Affiliate thereof.

(c)    Section 2.13(a) of the Credit Agreement is amended to read as follows:

(a)    Immediately upon receipt by the Borrower or any of its Domestic Subsidiaries of any (i) Net Cash Proceeds of any sale or disposition by the Borrower or any of its Domestic Subsidiaries of any of its assets or (ii) any Net Cash Proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings that, with respect to clauses (i) and (ii), exceed (A) $5,000,000 for any such single asset sale (or series of related asset sales) or for any such single casualty event or (B) $20,000,000 for all such asset sales or casualty events from the date hereof through the Maturity Date, the Borrower shall prepay the Term Loans in an amount equal to all such Net Proceeds (subject to the terms of the Intercreditor Agreement); provided, that the Borrower shall not be required to prepay the Term Loans with respect to Net Cash Proceeds from (w) so long as such Net Cash Proceeds are required to be applied to repay or provide cash collateral for Indebtedness under the Dent-A-Med Credit Agreement (regardless of permanent commitment reductions thereunder), subject to any exceptions or reinvestment rights provided for in the Dent-A-Med Credit Agreement as in effect on the Second Amendment Effective Date, (A) sales of assets by the Dent-A-Med Entities or (B) any casualty insurance policies or eminent domain, condemnation or similar proceedings are received by any Dent-A-Med Entity, (x) sales of assets in the ordinary course of business of the type described in Section 7.6(a) and (b), (y) sales of assets of the types described in Section 7.6(c), (d), (e) and (g) or (z) casualty insurance policies or eminent domain, condemnation or similar proceedings that are, in either case of clause (y) or clause (z), reinvested in assets then used or usable in the business of the Borrower and its Subsidiaries within 180 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 180-day period and actually reinvested within 360 days following receipt thereof, so long as such proceeds are held in accounts at SunTrust Bank until reinvested. Any such prepayment shall be applied in accordance with subsection (c) of this Section.

(d)    Clauses (a) and (b) of Section 5.1 of the Credit Agreement are amended to read as follows:

(a)    as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst & Young or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with

GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. It is understood and agreed that the requirements of this subsection (x) shall be satisfied by delivery of the applicable annual report on Form 10-K of the Borrower to the Securities and Exchange Commission if delivered within the applicable time period noted herein and is available to the Lenders on EDGAR and (y) are effective as of the Closing Date;

(b)    as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified by the chief financial officer, treasurer or controller of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. It is understood and agreed that the requirements of this subsection (x) shall be satisfied by delivery of the applicable quarterly report on Form 10-Q of the Borrower to the Securities and Exchange Commission if delivered within the applicable time period noted herein and is available to the Lenders on EDGAR and (y) are effective as of the Closing Date;

(e)    Section 5.10(d) of the Credit Agreement is amended to read as follows:

(d)    The Borrower will cause any Domestic Subsidiary or any other Domestic Controlled Affiliate (other than the Dent-A-Med Entities in the case of the Dent-A-Med Credit Agreement or Progressive Finance solely in respect of its obligations under the DAMI Pledge Agreement) that provides a Guarantee or otherwise becomes liable (including as a borrower or co-borrower) in respect of the obligations under any Note Purchase Agreement or any other agreement providing for the incurrence of Indebtedness that is pari passu with the Indebtedness under this Agreement to (1) become a Subsidiary Loan Party by executing agreements in the form of Annex I to the Subsidiary Guarantee Agreement and deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 3.1 as reasonably requested by the Administrative Agent.

(f)    Section 7.1 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) re-labeling the existing clause (k) as a new clause (l) and (iii) inserting the following new clause (k) immediately after clause (j):

(k)    secured Indebtedness in an aggregate principal amount not to exceed (including any such Indebtedness resulting from any exercise of any incremental facility provisions) $110,000,000 under the Dent-A-Med Credit Agreement, as may be amended and otherwise modified, so long as the terms of such facility are not amended to be more restrictive than those in effect on the Second Amendment Effective Date or in a manner materially adverse to the Lenders and all Indebtedness incurred thereunder remains non-recourse to the Borrower or any of its Subsidiaries (other than the Dent-A-Med Entities); and

(g)    Section 7.2 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (f) thereof, (ii) replacing the “.” at the end of clause (g) with “; and” and (iii) inserting the following new clause (h) immediately after clause (g):

(h)    Liens securing Indebtedness permitted by Section 7.1(k); provided that such Liens apply only to (i) the Capital Stock of Dent-A-Med and (ii) the assets of the Dent-A-Med Entities, including the Capital Stock of any Subsidiaries of Dent-A-Med.

(h)    Section 7.4 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) re-labeling the existing clause (k) as a new clause (l) and (iii) inserting the following new clause (k) immediately after clause (j):

(k)    Investments by any Dent-A-Med Entity in any other Dent-A-Med Entity; and

(i)    Section 7.5 of the Credit Agreement is amended by (i) re-labeling the existing clause (iv) as a new clause (v) and (ii) inserting the following new clause (iv) immediately after clause (iii):

(iv)    repayment in full by the Borrower or the Dent-A-Med Entities of any existing subordinated Indebtedness of the Dent-A-Med Entities on the Second Amendment Effective Date in connection with the Borrower’s acquisition of the Dent-A-Med Entities and

(j)    Section 7.6 of the Credit Agreement is amended by (i) re-labeling the existing clause (f) as a new clause (g) and (ii) inserting the following new clause (f) immediately after clause (e):

(f)    sales of receivables and other assets by the Dent-A-Med Entities to the extent permitted by the Dent-A-Med Credit Facility and

(k)    Section 7.8 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (iii) thereof and (ii) inserting the following new clause (v) immediately after clause (iv):

, and (v) clauses (a) and (b) shall not apply to restrictions or conditions imposed by the Dent-A-Med Credit Agreement (in the case of clause (a), solely if such restrictions and conditions apply only to the property or assets securing such Indebtedness).

2.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent and each Lender:

(a)    Amendment. Receipt of a counterpart of this Amendment signed by each of the Loan Parties, the Lenders and the Administrative Agent.
(b)    Amendments to Loan Facility Documents. The Loan Facility Agreement and the other Loan Facility Documents shall have been amended and restated in a manner reasonably satisfactory to the Administrative Agent.

(c)    Amendments to Note Agreements. The Note Agreements shall have been (or shall be substantially simultaneously herewith) amended in a manner reasonably satisfactory to the Administrative Agent.

(d)    Representations and Warranties. At the time of and immediately after giving effect to this Amendment on the Second Amendment Effective Date, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date.

(e)    Fees and Attorney Costs. Receipt by the Administrative Agent of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent.

3.    Miscellaneous.

(a)    This Amendment shall be deemed to be, and is, a Loan Document.

(b)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (v) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

(c)    Effective as of the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

(d)    Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Loan Parties as follows:

(i)    such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(ii)    this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(iii)    no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	AARON INVESTMENT COMPANY,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

AARON’S PRODUCTION COMPANY,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	President and Chief Executive Officer

99LTO, LLC,
AARON’S LOGISTICS, LLC,
AARON’S PROCUREMENT COMPANY, LLC,
AARON’S STRATEGIC SERVICES, LLC,
each as a Guarantor

	By:	AARON’S, INC., as sole Manager

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President, Chief Financial Officer

SECOND AMENDMENT TO CREDIT AGREEMENT
AARON’S, INC.

PROGRESSIVE FINANCE HOLDINGS, LLC,
as a Guarantor

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

Prog Finance Arizona, LLC
Prog Finance California, LLC
Prog Finance Florida, LLC
Prog Finance Georgia, LLC
Prog Finance Illinois, LLC
Prog Finance Michigan, LLC
Prog Finance New York, LLC
Prog Finance Ohio, LLC
Prog Finance Texas, LLC
Prog Finance Mid-West, LLC
Prog Finance North-East, LLC
Prog Finance South-East, LLC
Prog Finance West, LLC
NPRTO Arizona, LLC
NPRTO California, LLC
NPRTO Florida, LLC
NPRTO Georgia, LLC
NPRTO Illinois, LLC
NPRTO Michigan, LLC
NPRTO New York, LLC
NPRTO Ohio, LLC
NPRTO Texas, LLC
NPRTO Mid-West, LLC
NPRTO North-East, LLC
NPRTO South-East, LLC
NPRTO West, LLC,
each as a Guarantor

SECOND AMENDMENT TO CREDIT AGREEMENT
AARON’S, INC.

By:	PROG LEASING, LLC, Sole Manager

By: PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

PANGO LLC, as a Guarantor

By:	PROGRESSIVE FINANCE HOLDINGS, LLC,
Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

PROG LEASING, LLC, as a Guarantor

By:	PROGRESSIVE FINANCE HOLDINGS, LLC,
Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT
AARON’S, INC.

ADMINISTRATIVE AGENT:	SUNTRUST BANK,
as Administrative Agent, as Issuing Bank, as
Swingline Lender and as a Lender

	By:	/s/ Garrett O’Malley
	Name:	Garrett O’Malley
	Title:	Director

SECOND AMENDMENT TO CREDIT AGREEMENT
AARON’S, INC.

LENDERS:	BANK OF AMERICA, N.A.
as a Lender

	By:	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President

FIFTH THIRD BANK,
as a Lender

	By:	/s/ Kenneth W. Deere
	Name:	Kenneth W. Deere
	Title:	Senior Vice President

SYNOVUS BANK,
as a Lender

	By:	/s/ John R. Frierson
	Name:	John R. Frierson
	Title:	Senior Vice President

CITIZENS BANK, N.A.,
as a Lender

	By:	/s/ Peter van der Horst
	Name:	Peter van der Horst
	Title:	Senior Vice President

REGIONS BANK,
as a Lender

	By:	/s/ Ryan Hammack
	Name:	Ryan Hammack
	Title:	Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT
AARON’S, INC.

PARTICIPANTS:	BRANCH BANKING AND TRUST COMPANY,
as a Participant

	By:	/s/ Bradley B. Sands
	Name:	Bradley B. Sands
	Title:	Assistant Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT
AARON’S, INC.